                                                               EXECUTION VERSION

                              AMENDED AND RESTATED

                                   INDEMNITY

                             RETROCESSION AGREEMENT

                    COVERAGE EFFECTIVE AS OF OCTOBER 1, 2005

                                    BETWEEN

                         METLIFE INSURANCE COMPANY USA
                         -----------------------------

                        REFERRED TO AS THE "COMPANY"

                                       AND

                                CATALYST RE LTD.
                                ----------------

                         REFERRED TO AS THE "REINSURER"

                               TABLE OF CONTENTS
                               -----------------

                                                          PAGE
                                                          ----
ARTICLE I.     DEFINITIONS................................   2

ARTICLE II.    REINSURANCE COVERAGE.......................   6

ARTICLE III.   GENERAL PROVISIONS.........................   7

ARTICLE IV.    REINSURANCE PREMIUMS.......................   9

ARTICLE V.     BENEFIT ALLOWANCES.........................  10

ARTICLE VI.    RECAPTURE..................................  10

ARTICLE VII.   ACCOUNTING AND SETTLEMENTS.................  10

ARTICLE VIII.  DURATION...................................  12

ARTICLE IX.    COLLATERAL ACCOUNT.........................  13

ARTICLE X.     TERMINAL ACCOUNTING AND SETTLEMENT.........  13

ARTICLE XI.    DISPUTE RESOLUTION.........................  14

ARTICLE XII.   INSOLVENCY.................................  16

ARTICLE XIII.  REPRESENTATIONS, WARRANTIES AND COVENANTS
               OF THE COMPANY.............................  17

ARTICLE XIV.   REPRESENTATIONS, WARRANTIES AND COVENANTS
               OF THE REINSURER...........................  21

ARTICLE XV.    DAC TAX....................................  23

ARTICLE XVI.   MISCELLANEOUS..............................  26

ARTICLE XVII.  EXECUTION..................................  30

             AMENDED AND RESTATED INDEMNITY RETROCESSION AGREEMENT

     This Amended and Restated Indemnity Retrocession Agreement (this "Agreement") is made and entered into by and between MetLife Insurance Company
 ---------
USA, an insurer domiciled in the State of Delaware (the "Company"), and Catalyst
                                                         -------
Re Ltd., a reinsurer domiciled in the Islands of Bermuda (the "Reinsurer"), with
                                                               ---------
coverage effective as of October 1, 2005. Each of the Company and the Reinsurer are referred to herein from time to time as a "party" and collectively as the
"parties."                                     -----
 -------

          WHEREAS, on December 28, 2005, the Reinsurer and Exeter Reassurance Company, Ltd. ("Exeter") entered into that certain Indemnity Retrocession
                ------
Agreement, effective as of October 1, 2005 (as amended, the "Indemnity
                                                             ---------
Retrocession Agreement"), pursuant to which the Reinsurer reinsures Exeter for
----------------------
certain risks associated with variable annuity contracts, I.E., the Reinsured Contracts (as defined below) reinsured from MetLife Investors USA Insurance Company ("MICUSA") and MetLife Investors Insurance Company ("MIIC") and other
          ------                                             ----
MetLife affiliates;

     WHEREAS, in connection with an internal restructuring, as of November 14, 2014, MetLife Insurance Company of Connecticut has been redomiciled from Connecticut to Delaware and renamed MetLife Insurance Company USA, and immediately following this redomestication and name change, each of MICUSA, MIIC and Exeter have merged with and into the Company, with the Company surviving the merger (the "Mergers");
             -------

     WHEREAS, as a result of Mergers, the Company, as successor to MICUSA, MIIC and Exeter, is no longer ceding or reinsuring the Reinsured Contracts issued by MICUSA or MIIC, I.E., the Direct Contracts (as defined below), since these Direct Contracts are direct policy obligations of the merged company;

     WHEREAS, following the Mergers, the Company, as successor to Exeter, and the Reinsurer wish to continue the reinsurance arrangement created by the Indemnity Retrocession Agreement, as amended and restated pursuant to this Agreement, such that certain of the Reinsured Risks formerly retroceded to the Reinsurer pursuant to the Indemnity Retrocession Agreement will be directly ceded from the Company to the Reinsurer pursuant to this Agreement; and

     WHEREAS, the Company and the Reinsurer mutually agree to reinsure on the terms and conditions set forth herein;

     WHEREAS, this Agreement is an indemnity retrocession and reinsurance agreement solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party;

     WHEREAS, except as set forth in Article XII, in no instance will anyone other than the Company or the Reinsurer have any rights under this Agreement; and

     WHEREAS, the Reinsurer shall not have any liability with respect to any contract owner, contract issuer, annuitant or beneficiary under any Reinsured Contract.

     NOW, THEREFORE, in consideration of mutual covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

     "Accounting Period" shall have the meaning specified in Article VII,
      -----------------
Section 1.

     "Account Value" shall mean, as to each Reinsured Contract, the policy
      -------------
value, including all separate and fixed account assets, included in determining the amounts actually paid upon death under such Reinsured Contract.

     "Assumed Contracts" means those individual variable annuity contracts
      -----------------
issued by MetLife between April 9, 2001 and September 30, 2005 having the plan codes and issue dates listed on Schedule D and in-force as of the Coverage
                                ----------
Effective Date, and reinsured by the Company pursuant to the Reinsurance Agreements.

     "Bank" shall mean Societe Generale, a French corporation.
      ----

     "Benefit Allowance" shall have the meaning specified in Appendix A.
      -----------------

     "Business Day" means any day that is not a Saturday or a Sunday or a day on
      ------------
which banks in the State of New York are authorized or required by law to close.

     "Cash Collateral Pledge Agreement" means that certain Cash Collateral
      --------------------------------
Pledge Agreement, dated as of December 28, 2005, by and among the Reinsurer, the Bank and the Company (as successor to Exeter).

     "Company SAP Statements" means the annual financial statements filed by the
      ----------------------
Company with the Delaware Department of Insurance, based on the accounting principles permitted or prescribed under Delaware insurance law.

     "Coverage Effective Date" is October 1, 2005.
      -----------------------

     "Direct Contracts" means those individual variable annuity contracts issued
      ----------------
by the Company (or any predecessor of the Company) between April 9, 2001 and September 30, 2005 having the plan codes and issue dates listed on Schedule D
                                                                   ----------
and in-force as of the Coverage Effective Date.

     "Economic Loss (or Gain)" shall mean, at any point in time, an amount equal
      -----------------------
to (i) any Reinsurance Premium or other amounts due the Reinsurer pursuant to this Agreement and unpaid as of the Termination Date less (ii) any Reinsured Claims or other amounts due the Company pursuant to this Agreement and unpaid as of the Termination Date, plus (iii) the total of all payments the Reinsurer makes or would have to make or receive in order to unwind all of its hedging and financing positions related to this Agreement, including but not limited to OTC derivatives, exchange traded derivatives, and borrowings. For transactions with counterparties that are not affiliated with the Reinsurer, including all transactions conducted on an exchange, the payment amount included in the calculation of Economic Loss will be the actual payment that the Reinsurer makes or receives or would have to make or receive. For affiliate transactions, the amount included in the calculation will be the fair market bid or offer value as applicable, depending on whether Reinsurer is selling or buying or would be selling or buying.

     "Extracontractual Damages" means all liabilities for any and all costs,
      ------------------------
expenses, damages, liabilities or obligations of any kind or nature (including without limitation attorneys fees, consequential and incidental damages, and punitive and exemplary damages) which are incurred by MetLife or the Company or any related entity or any of their respective representatives arising out of, resulting from, or relating to, any alleged or actual act or omission, whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, of MetLife or the Company in connection with a Reinsured Contract or, in the case of an Assumed Contract, a Reinsurance Agreement, and which are not contractually covered by the terms and conditions of such Reinsured Contract or, in the case of an Assumed Contract, such Reinsurance Agreement, whether or not such acts or omissions occurred before or after the Coverage Effective Date.

     "Governmental Authority" means any national, federal, state, local or other
      ----------------------
court, arbitrator, administrative agency, commission or division, insurance or securities regulatory or self-regulatory body or securities or commodities exchange, including, but not limited to, the Delaware Department of Insurance.

     "Guaranteed Minimum Death Benefits (GMDB)" means the actual total amounts
      ----------------------------------------
paid by MetLife or the Company under the Reinsured Contracts upon death of an owner or annuitant thereunder, including the waiver of surrender charges.

     "Keepwell Agreement" means the Keepwell Agreement dated November 4, 2005
      ------------------
entered into between the Bank and the Reinsurer.

     "MetLife" means each company which issued variable annuity contracts that
      -------
are reinsured by the Company pursuant to the Reinsurance Agreements.

     "Net Amount Due" shall have the meaning specified in Article VII,
      --------------
Section 3.

     "Periodic Settlements Report" means a settlement report substantially in
      ---------------------------
the form of Schedule A.
            ----------

     "Premium Payment Period" means the period commencing on the Coverage
      ----------------------
Effective Date and ending on September 30, 2020.

     "Proxy Total Account Value" shall have the meaning specified in Appendix A.
      -------------------------

     "Reinsurance Accounting Report" means an accounting report substantially in
      -----------------------------
the form of Schedule B.
            ----------

     "Reinsurance Agreements" means those reinsurance agreements listed on
      ----------------------
Schedule C pursuant to which the Company reinsures the GMDB liability of MetLife
----------
under the Assumed Contracts.

     "Reinsurance Premiums" shall have the meaning specified in Article IV.
      --------------------

     "Reinsured Claims" means, with respect to any Accounting Period, the lesser
      ----------------
of (i) the amount otherwise due the Company from the Reinsurer with regards to the Reinsured Risks and (ii) the Benefit Allowance applicable to such Accounting Period.

     "Reinsured Contracts" means the Assumed Contracts and the Direct Contracts.
      -------------------

     "Reinsured Risks" means GMDB amounts payable by MetLife or the Company on
      ---------------
the death of the owner, annuitant or continuing spouse, as applicable, under Reinsured Contracts in excess of the applicable Account Values (without regard to any "top up" pursuant to a spousal continuation benefit), net of Third Party Reinsurance, and limited in all events to (i) death benefits payable under contract provisions, endorsements or riders providing for an annual step-up death benefit based on anniversary date values, plus applicable waiver of surrender charges, and, with respect to the Assumed Contracts, to the extent that such risks are reinsured by the Company pursuant to the Reinsurance Agreements, and (ii) in respect of the Direct Contracts, the risks under the Direct Contracts that were previously reinsured by Exeter under the Indemnity Retrocession Agreement prior to the Mergers.

     "Terminal Accounting and Settlement" shall have the meaning specified in
      ----------------------------------
Article X, Section 1.

     "Termination Date" shall have the meaning specified in Article VIII,
      ----------------
Section 2.

     "Third Party Reinsurance" means reinsurance ceded by the Company with
      -----------------------
regards to the GMDB risks assumed by the Company pursuant to the Reinsurance Agreements, other than pursuant to this Agreement, whether or not collectible.

                                  ARTICLE II.
                              REINSURANCE COVERAGE
                              --------------------

     1. Risks Reinsured. Commencing on the Coverage Effective Date, the
        ---------------
Reinsurer agrees to assume from the Company, and the Company agrees to cede or retrocede, as the case may be, to the Reinsurer, subject to the terms and conditions hereof and limitations set forth herein, the Reinsured Risks.

     2. Form of Reinsurance. The reinsurance hereunder is indemnity reinsurance,
        -------------------
net of the Third Party Reinsurance.

     3. Coverages and Exclusions. Only Reinsured Risks are reinsured under this
        ------------------------
Agreement, and the Reinsurer accepts no liability for any liabilities of the Company, including, without limitation, liabilities for annuitization, cash surrenders, dividends, or any riders providing additional or supplemental benefits arising under or in connection with the Reinsured Contracts other than the Reinsured Risks and, with respect to the Direct Contracts, liabilities that would not have been reinsured by the Reinsurer under the Indemnity Retrocession Agreement prior to the Mergers. With respect to the Assumed Contracts, the reinsurance hereunder is subject to the same limitations and conditions specified in the Reinsurance Agreements.

     4. No Extracontractual Damages. The Reinsurer does not indemnify the
        ---------------------------
Company for, and will not be liable for, any Extracontractual Damages.

     5. Expenses. The Reinsurer will bear no part of the expenses incurred in
        --------
connection with the Reinsured Contracts.

     6. Taxes and Assessments. The Reinsurer will not reimburse the Company for
        ---------------------
any taxes or guaranty fund or similar assessments paid by the Company.

                                  ARTICLE III.
                               GENERAL PROVISIONS
                               ------------------

     1. Administration. All of the usual and customary servicing and
        --------------
administrative functions and duties ("Administration") associated with the
                                      --------------
Reinsured Contracts and the Reinsurance Agreements shall continue to be the responsibility of the Company. The Company agrees that (i) it will continue to perform such Administration in accordance with its standards in effect prior to the Coverage Effective Date, (ii) it will promptly notify the Reinsurer if it is unable to provide any of the reports, records, documents, instruments, files or other information necessary or required to perform Administration of the Reinsured Contracts and the Reinsurance Agreements, (iii) it will not agree to any amendment to any of the GMDB benefit provisions of any of the Reinsured Contracts or Reinsurance Agreements, or, with respect to the Reinsurance Agreements, exercise any discretionary rights with respect to such provisions where such exercise would increase the risk assumed by the Reinsurer hereunder, in each case without the consent of the Reinsurer, and (iv) it will not terminate any of the Reinsurance Agreements. The Company agrees to promptly notify the Reinsurer of any amendment to any of the Reinsurance Agreements that did not require the consent of the Reinsurer.

     2. Audit and Inspection. At any reasonable time, either party may inspect,
        --------------------
during normal business hours, at the principal office of the other, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. Information obtained through any inspection pursuant to this Paragraph will not be used for any purpose not relating to reinsurance hereunder.

     3. Misunderstandings and Oversights. If any failure to pay amounts due or
        --------------------------------
to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The first party discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party's receipt of such notice. However, this section shall not be construed as a waiver by either party of its rights to enforce strictly the terms of this Agreement.

     4. Third Party Reinsurance. Set forth on Schedule F is a description of all
        -----------------------               ----------
existing Third Party Reinsurance. The Company agrees that it may not enter into any new agreements involving the GMDB benefits under the Reinsured Contracts without the prior written consent of the Reinsurer.

     5. Retrocession. The Reinsurer may retrocede all or a portion of the
        ------------
Reinsured Risks. The Reinsurer shall provide prompt notice to the Company of any such retrocession made by the Reinsurer.

     6. Setoff and Recoupment. Any debts or credits, matured or unmatured,
        ---------------------
liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be setoff from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid. This setoff provision (to the extent permitted by law) shall not be modified or reconstrued due to the insolvency, liquidation, rehabilitation, conservatorship, or receivership of either party.

                                  ARTICLE IV.
                              REINSURANCE PREMIUMS
                              --------------------

     In consideration of the reinsurance provided hereunder, the Company shall pay to the Reinsurer reinsurance premiums for each Accounting Period during the Premium Payment Period equal to 15.0 basis points times the Proxy Total Account Value, in accordance with the calculation set forth in Appendix A (the "Reinsurance Premium"). Premium payments shall be made as specified in Paragraph
 -------------------
3 of Article VII of this Agreement.

                                   ARTICLE V.
                               BENEFIT ALLOWANCES
                               ------------------

     The amount payable by the Reinsurer to the Company under this Agreement for any Accounting Period shall not exceed the Benefit Allowance as of the end of such Accounting Period.

                                  ARTICLE VI.
                                   RECAPTURE
                                   ---------

     At the request of the Company, the Reinsurer will offer a recapture payment amount at which the Company may recapture the Reinsured Risks within thirty (30) days after receipt of such offer by the Company, such amount to equal the Reinsurer's Economic Loss or Gain as of the Business Day prior to the date such offer is made. Such request can be made by the Company up to four (4) times each Accounting Period. The decision to recapture shall be made at the sole discretion of the Company. The recapture payment amount will be subject to a final adjustment to reflect changes between the date of the offer and the recapture date.

                                  ARTICLE VII.
                           ACCOUNTING AND SETTLEMENTS
                           --------------------------

     1. Accounting Period. The Accounting Periods under this Agreement will be
        -----------------
each consecutive 12-month period beginning on the Coverage Effective Date, PROVIDED THAT the final Accounting Period shall be the period commencing on the applicable anniversary of the Coverage Effective Date and ending on the Termination Date.

     2. Reinsurance Accounting Reports. Within ten (10) Business Days of the end
        ------------------------------
of each Accounting Period, the Company shall provide a Reinsurance Accounting Report to the Reinsurer setting forth the Reinsured Risks for such period.

     3. Periodic Settlements. Within twelve (12) Business Days after the end of
        --------------------
each Accounting Period, the Reinsurer shall provide a Periodic Settlement Report to the Company setting out the Reinsurance Premium, the Reinsured Claims and the Net Amount Due for such period. The Net Amount Due will equal the Reinsurance Premium less Reinsured Claims. Within fifteen (15) Business Days of the end of each Accounting Period, the Company shall remit the Net Amount Due to the Reinsurer, if such amount is positive. If the Net Amount Due is negative, then the Reinsurer shall, within fifteen (15) Business Days of the end of each Accounting Period, remit to the Company the absolute value of such amount. During any periods after payment becomes due, interest shall accrue at a rate equal to LIBOR plus 3.75% per annum for the period from the due date through and including the actual payment date.

     If no Reinsurance Accounting Report is provided by the Company to the Reinsurer within ten (10) Business Days after the end of the Accounting Period, the Reinsurer shall, nevertheless, provide a report to the Company within twelve
(12) Business Days after the end of the Accounting Period setting out the Reinsurance Premium owed by the Company and such amount shall be payable by the Company in accordance with the provisions of Paragraph 3 of this Article VII.

     4. Payments. All payments made pursuant to this Agreement shall be made by
        --------
wire transfer of immediately available non-reversible United States Federal Funds to such bank account or accounts as designated by the recipient. All payments should be made free and clear and net of any deductions or withholdings.

     5. Estimations. If the amounts due hereunder cannot be determined at such
        -----------
dates as defined in Paragraph 3 above, on an exact basis, such payments will be based on reasonable estimations of actual payments. Adjustments will then be made to reflect actual amounts due as soon as possible.

                                 ARTICLE VIII.
                                   DURATION
                                   --------

     1. Duration. This Agreement covers Reinsured Risks paid by the Company
        --------
during the period beginning on the Coverage Effective Date and ending on the Termination Date.

     2. Reinsurer's Liability. The liability of the Reinsurer with respect to
        ---------------------
reinsurance provided hereunder will begin simultaneously with that of the Company under the Direct Contracts and, in the case of the Assumed Contracts, under the Reinsurance Agreements, but not prior to the Coverage Effective Date of this Agreement. The Reinsurer's liability with respect to the Reinsured Risks will terminate on the earliest of: (i) the date when all liabilities of the Company under the Reinsured Contracts and the Reinsurance Agreements terminate and all amounts due the Company from the Reinsurer are settled, (ii) the effective date of any recapture of the Reinsured Risks by the Company in accordance with Article VI, (iii) the effective date of any termination of this Agreement in accordance with paragraph (3) below, or (iv) the twenty fifth
(25th) anniversary of the Coverage Effective Date (the earliest of (i), (ii),
(iii) or (iv) being the "Termination Date").
                         ----------------

     3. Termination for Nonpayment of Reinsurance Premiums or Other Amounts Due.
        -----------------------------------------------------------------------
If the Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement, within twenty (20) Business Days after the end of any Accounting Period the Reinsurer may terminate this Agreement, subject to ten (10) Business Days prior written notice to the Company, in which event the provisions of Article X, Paragraph 3 shall become applicable. If the Reinsurer fails to pay any amounts due to the Company pursuant to this Agreement within twenty (20) Business Days after the receipt of the Reinsurance Accounting Report, the Company may terminate this Agreement, subject to ten (10) Business Days prior written notice to the Reinsurer.

                                  ARTICLE IX.
                               COLLATERAL ACCOUNT
                               ------------------

     On December 28, 2005, the Company entered into the Cash Collateral Pledge Agreement with the "Bank" and established a deposit account pursuant thereto (the "Collateral Account") for the benefit of the Reinsurer. The Company has, on
      ------------------
December 28, 2005, deposited the sum of $25 million to the Collateral Account. The Collateral Account shall be held as collateral security for the payment to the Reinsurer of amounts due the Reinsurer under the terms of this Agreement, shall remain in full force and effect until payment in full in cash of such amounts, and shall be released to the Company and/or the Reinsurer in accordance with the terms of the Cash Collateral Pledge Agreement.

                                   ARTICLE X.
                       TERMINAL ACCOUNTING AND SETTLEMENT
                       ----------------------------------

     1. Terminal Accounting. In the event that this Agreement is terminated in
        -------------------
accordance with Article VIII, Paragraph 3, or the liability of the Reinsurer with respect to reinsurance hereunder is otherwise terminated in accordance with
Article VIII, Paragraph 2, a "Terminal Accounting and Settlement" will take
                              ----------------------------------
place.

     2. Terminal Accounting Date. The Terminal Accounting and Settlement shall
        ------------------------
occur within ten (10) Business Days following the Termination Date.

     3. Settlement. The Terminal Accounting and Settlement will be calculated by
        ----------
the parties, as applicable, and will consist of the following:

          (i) In the event this Agreement is terminated pursuant to Article VIII, Paragraph 2 (i) (termination of all liabilities) prior to the twenty fifth (25th) anniversary of the Coverage Effective Date or pursuant to
     Article VIII, Paragraph 2 (iv) (twenty-fifth anniversary), a settlement as provided in Article VII, Paragraph 3, computed as of the Termination Date;

          (ii) in the event that this Agreement is terminated pursuant to
     Article VIII, Paragraph 2 (ii) (recapture), payment by the Company to the Reinsurer or a payment by the Reinsurer to the Company as appropriate of an amount determined in accordance with Article VI; and

          (iii) in the event the Agreement is terminated pursuant to Article VIII, Paragraph 3 (nonpayment of premium), payment by the Company to the Reinsurer of an amount equal to the Economic Loss to the Reinsurer resulting from such termination, or payment by the Reinsurer to the Company of an amount equal to the Economic Gain to the Reinsurer resulting from such termination. In such event, all calculations of Economic Loss (or
     Gain) will be made in good faith by the Reinsurer and shall be binding on the Company.

     If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Company, such amount will be paid by the Reinsurer to the Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Company to the Reinsurer, in accordance with, the procedures for Periodic Settlements. In the event that the Company fails to pay to the Reinsurer amounts due under this
Article X within two (2) Business Days of the completion of the Terminal Settlement and Accounting calculation, the Reinsurer shall be entitled to deduct the amounts due from the Collateral Account in accordance with Article IX.

                                  ARTICLE XI.
                               DISPUTE RESOLUTION
                               ------------------

     1. General. Disputes and differences between the Company and the Reinsurer
        -------
relating to this Agreement, including the validity and effectiveness hereof, but not including any dispute subject to Article XI, Section 3 or Article XV,
Section 5, on which an agreement cannot
be reached will be decided by arbitration. The arbitrators shall construe this Agreement from the standpoint of practical and equitable principles, and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of a purely legal document. The parties intend that the arbitrators will make their decision with a view to effecting the intent of the parties to this Agreement.

     2. Method. Arbitration under this Article XI shall be conducted before a
        ------
panel of three arbitrators. The arbitrators must be disinterested, neutral, and impartial present or former officers of life insurance or reinsurance companies, other than the parties to this Agreement or any entity affiliated with either party, or other professionals with significant experience in the life insurance or reinsurance business, PROVIDED THAT any such professional shall not have provided services to either party within the preceding five (5) years. One of the arbitrators will be appointed by the Reinsurer, another by the Company, and the two arbitrators thus selected will select a third arbitrator before arbitration begins. If either party fails to select an arbitrator within thirty
(30) days after the date of a written request to do so, the other party may select an arbitrator for it. Should the two party-appointed arbitrators fail to choose a third arbitrator within thirty (30) days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the ARIAS-U.S. Umpire Selection Procedure. The decision of a majority of the arbitration panel shall be final and binding. The arbitration panel shall render its award in writing within forty-five days of the close of the arbitration proceedings. Judgment upon the award may be entered in any court having jurisdiction pursuant to the Federal Arbitration Act. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

     3. Legal Action. Notwithstanding any other provision of this Agreement, in
        ------------
the event that the Reinsurer terminates the Agreement as a result of the Company's failure to pay any amounts due under the Agreement, the Reinsurer specifically retains the right to bring legal action to recover unpaid amounts, plus actual and consequential damages, including, without limitation, any losses resulting from hedging positions entered into in connection with the Agreement.

                                  ARTICLE XII.
                                   INSOLVENCY
                                   ----------

     Insolvency. In the event of the insolvency of the Company, any payments due
     ----------
to the Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Company or its liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer in accordance with the terms of this Agreement without diminution because of such insolvency of the Company. The liquidator, receiver or statutory successor of the Company will give the Reinsurer written notice of the pendency of a claim against the Company on the Reinsured Contracts or the Reinsurance Agreements within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Company's name (or in the name of the Company's liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                 ARTICLE XIII.
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
            --------------------------------------------------------

The Company represents, warrants and covenants as follows:

     1. Organization, Standing and Authority of the Company. The Company is an
        ---------------------------------------------------
insurance company duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the operations of its business as they are now being conducted. The Company (or the applicable predecessor to the Company) held all requisite licenses or certificates of authority required to issue the Direct Contracts when such Direct Contracts were issued. The Company holds all requisite licenses or certificates of authority required to reinsure the Assumed Contracts.

     2. Authorization. The Company has all requisite corporate power and
        -------------
authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Company, subject to the due execution and delivery by the Reinsurer, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. No Conflict or Violation. The execution, delivery and performance of
        ------------------------
this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the Certificate of Incorporation or Bye-laws of the Company, or
(b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Company.

     4. Intermediaries and Financial Advisors. No reinsurance intermediary or
        -------------------------------------
broker or other advisor has acted directly or indirectly as such for, or is entitled to any compensation from, the Company in connection with this Agreement.

     5. Reliance. It is expressly understood and agreed that neither the
        --------
Reinsurer nor any of its affiliates is undertaking to provide the Company or any of its affiliates with any advice relating to investment, legal, regulatory, accounting or tax matters. In furtherance thereof, the Company acknowledges and agrees that (a) it and its affiliates have relied and will continue to rely on the advice of its and their own investment, legal, regulatory, tax and accounting advisors for all matters relating to the Agreement or the transactions contemplated thereby and otherwise and (b) neither it, nor any of its affiliates or advisors, has received, or has relied upon, the advice of the Reinsurer or any of its affiliates or advisors regarding investment, legal, regulatory, tax or accounting matters. The Company represents and warrants that it, along with such independent investment, accounting, tax and legal advisers as it deems necessary, has performed an independent evaluation of the matters relating to the Agreement, and has independently determined whether the Agreement meets statutory, tax and financial accounting requirements applicable to the Company. The Reinsurer has made no representations, warranties or covenants as to statutory, tax and financial accounting matters.

     6. Approvals of Governmental Authorities. No consent, waiver, license,
        -------------------------------------
approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or Governmental Authority is required to be obtained, maintained, made or given by or with respect to the Company in connection with (i) the execution and delivery of this Agreement by the Company, or (ii) the consummation by the Company of the transactions contemplated hereby.

     7. Investigations. The Company will notify the Reinsurer immediately, in
        --------------
writing, of any and all investigations of the Company or its directors, principal officers or shareholders conducted by any Governmental Authority, other than routine investigations by insurance regulators.

     8. Reinsured Contracts. The Reinsured Contracts have been filed and
        -------------------
approved by the applicable regulatory authorities as required by applicable law, rule or regulation, and all Reinsured Contracts are in compliance with applicable tax laws and federal or state laws governing the offering or sale of securities.

     9. Actions and Proceedings. The Company expressly acknowledges that there
        -----------------------
are no (a) outstanding orders, decrees or judgments by or with any Governmental Authority or (b) actions, suits, arbitrations or legal, administrative or other proceedings (including, without limitation, any conservation, rehabilitation, liquidation or similar proceeding) pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind, which would, in the case of (a) or (b), preclude or prohibit the execution or performance of material obligations of the Company under this Agreement.

     10. Documents True and Complete. The Company represents and warrants that
         ---------------------------
it has provided to the Reinsurer true, complete and correct copies of documents and financial statements, including, but not limited to, the Company SAP Statements. The Company further represents and warrants that all factual information that it provided to the Reinsurer is complete and accurate as of the date of the document in which such information is contained and that any assumptions made in providing this information were based upon informed judgment and are consistent with sound actuarial principles. The Company also acknowledges that the Reinsurer has relied on this information and the foregoing representations in entering into this Agreement.

     11. No Material Changes. The Company expressly acknowledges that it is not
         -------------------
aware of any omissions, errors, changes or discrepancies that would have the effect of making the documentation and latest financial statements that have been provided to the Reinsurer inaccurate in any material respect.

     12. Tax Status. The Company is subject to U.S. taxation under Subchapter L
         ----------
of Chapter 1 of the Code.

     13. Reinsurance Agreements. Each Reinsurance Agreement is or was in full
         ----------------------
force and effect to the respective dates noted therein and is a valid and binding obligation of the Company and MetLife, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the Company nor MetLife is in default as to any provision of any Reinsurance Agreement.

     14. Third Party Reinsurance on Reinsured Risks. The Company has informed
         ------------------------------------------
the Reinsurer of all existing other reinsurance arrangements that MetLife has entered into in order to reinsure MetLife's liabilities under the Assumed Contracts, and the Company's obligations to MetLife under the Reinsurance Agreements are net of MetLife's third party reinsurance arrangements, whether or not collectible.

                                  ARTICLE XIV.
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE REINSURER
           ----------------------------------------------------------

The Reinsurer represents, warrants and covenants as follows:

     1. Organization, Standing and Authority of the Reinsurer. The Reinsurer is
        -----------------------------------------------------
a long-term insurance company duly organized, validly existing and in good standing under the laws of Bermuda, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted.

     2. Authorization. The Reinsurer has all requisite corporate power and
        -------------
authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Reinsurer of this Agreement, and the performance by the Reinsurer of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Reinsurer, subject to the due execution and delivery by the Company, will be a valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

     3. No Conflict or Violation. The execution, delivery and performance of
        ------------------------
this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Memorandum of Association, Bye-laws or other charter or organizational document of the Reinsurer, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Reinsurer.

     4. Approvals of Governmental Authorities. Other than the Reinsurer's
        -------------------------------------
obligations as a long-term insurer under Bermuda law, no consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or Governmental Authority is required to be obtained, made or given by or with respect to the Reinsurer in connection with (i) the execution and delivery of this Agreement by the Reinsurer, or (ii) the consummation by the Reinsurer of the transactions contemplated hereby.

     5. Tax Election. The Reinsurer has submitted to the U.S. Internal Revenue
        ------------
Service an election to be subject to U.S. federal income tax pursuant to the provisions of section 953(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and has entered into such agreements or undertakings as were
      ----
required in order for such election to become effective. Notwithstanding the foregoing, if the Reinsurer should revoke or otherwise lose its US taxpayer status then the Reinsurer will reimburse the Company for any applicable US federal excise tax payable with respect to the reinsurance premiums received by the Reinsurer under this Agreement after the effective date of the Reinsurer's revocation or loss of its US taxpayer status, to the extent that such revocation or loss is the sole cause of the Company's liability for such tax.

     6. FATCA. The Reinsurer certifies that it (i) has an election in place
        -----
under Section 953(d) of the Internal Revenue Code of 1986, as amended, (ii) is not a specified insurance company within the meaning of Treasury Regulation
(S) 1.1471-5(e)(1)(iv), and (iii) is not licensed to do business in any state. The Reinsurer will provide the Company with an IRS Form W-9 certifying that it is a U.S. person in accordance with Sections 1471 - 1474 of the US Internal Revenue Code and applicable Treasury Regulations (collectively, "FATCA"),
                                                                 -----
(i) upon execution of this Indemnity Retrocession Agreement, (ii) promptly upon reasonable demand by the Company and (iii) promptly upon learning that any such information previously provided by the Reinsurer has become obsolete or incorrect.

     If the Company does not receive such information on a timely basis, or such other appropriate certification that the Reinsurer is not subject to withholding under FATCA, the Company will notify the Reinsurer of its failure to receive such information or certification. The Reinsurer will then have at least 60 days from its receipt of such notice to provide such information or certification to the Company. If the Reinsurer does not provide such information or certification to the Company by the end of such 60-day period, the Company may withhold appropriate FATCA tax until such time as the Reinsurer shall have provided such information or certification to the Company.

     7. Tax Status. The Reinsurer is subject to U.S. taxation under Subchapter L
        ----------
of Chapter 1 or Subpart F of Part III of Subchapter N or Chapter 1 of the Code.

     8. Keepwell Agreement. The Keepwell Agreement is in full force and effect
        ------------------
and is a valid and binding obligation of the Reinsurer and the Bank, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the Reinsurer nor the Bank is in default as to any obligations in the Keepwell Agreement.

                                  ARTICLE XV.
                                    DAC TAX
                                    -------

     1. DAC Tax Election. The Company and the Reinsurer hereby agree to the
        ----------------
following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Regulations") issued under Section 848 of the Code. The terms used in this
 -----------
Article are defined by reference to Regulation Section 1.848-2 in effect at the date hereof. The term "net consideration" as used in this Article will refer to net consideration as defined in Regulation Section 1.848-2(f) in effect at the date hereof.

     2. Tax Return. Each party shall attach a schedule to its federal income tax
        ----------
return that identifies this Agreement as a reinsurance agreement for which the joint election under Regulation Section 1.848-2(g)(8) has been made, and shall file its respective federal income tax returns in a manner consistent with the provisions of Regulation Section 1.848-2 in effect on the date hereof.

     3. Capitalization of Expenses. The party with net positive consideration
        --------------------------
under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

     4. Information. Each party agrees to exchange information pertaining to the
        -----------
amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information which may otherwise be required by the Internal Revenue Service. The Reinsurer shall provide the Company by the first day of May in each year its calculation of the net consideration for the preceding calendar year. Such calculation shall be accompanied by a statement signed by an officer of the Reinsurer stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year. The Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within 30 days after the Company's receipt of the Reinsurer's calculation. If the Company does not so notify the Reinsurer, the Company shall report the net consideration as determined by the Reinsurer in the Company's tax return for the previous calendar year. If the Company contests the Reinsurer's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days after the date the Company submits its alternative calculation. Each party shall report such corrected amount in its respective tax returns for the preceding calendar year, if the parties have agreed to the Company's alternative calculation.

     5. Disputes. If during the 30 day period after the date the Company submits
        --------
its alternative calculation the Company and the Reinsurer are unable to reach agreement, they shall within 10 days following the expiration of such 30 day period mutually agree to select a nationally recognized accounting firm (the "Third Party Accountant") to promptly review this Agreement and the calculations
 ----------------------
of the Company and the Reinsurer, which review shall commence no later than five
(5) days after the selection of the Third Party Accountant, for the purpose of calculating the net consideration under this Agreement. In making such calculation, the Third Party Accountant shall consider only those items or amounts in the Reinsurer's calculation as to which the Company has disagreed. The Third Party Accountant shall deliver to the Company and the Reinsurer, as promptly as practicable (but no later than 30 days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Reinsurer's calculation and the amount thereof in the Company's calculation. Such report shall be final and binding upon the Company and the Reinsurer. The fees, costs and expenses of the Third Party Accountant shall be borne equally by the Company and the Reinsurer.

     6. Duration of Election. This election shall be effective for the taxable
        --------------------
year of each party that includes the Coverage Effective Date, and for all subsequent years during which this Agreement remains in effect.

                                  ARTICLE XVI.
                                 MISCELLANEOUS
                                 -------------

     1. Headings and Schedules. Headings used herein are not a part of this
        ----------------------
Agreement and shall not affect the terms hereof. The attached Schedules and Appendix A are part of this Agreement.

     2. Notices. All notices and communications hereunder shall be in writing
        -------
and shall be deemed given if received three (3) days after mailing, or if by telefax or by hand, when received, and if by overnight mail, on the next day. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications with the Reinsurer under this Agreement shall be addressed as follows:

          Catalyst Re Ltd.
          Clarendon House
          2 Church Street
          Hamilton HM 11
          Bermuda
          Attention: Secretary
          Telephone: 441-285-1422
          Facsimile: 444-292-4730

All notices and communications with the Company under this Agreement shall be directed to:

          MetLife Insurance Company USA
          1095 Avenue of the Americas
          Fifteenth Floor
          New York, NY 10036
          Attention: Mr. Roberto Baron
          Email Address: rbaron@metlife.com
                         ------------------

     3. Severability. If any term or provision of this Agreement shall be held
        ------------
void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

     4. Governing Law. This Agreement shall be governed by the laws of the State
        -------------
of New York, without reference to the conflict of laws rules thereof. The parties agree that the Federal courts in the State of New York, or the state courts of such state, have jurisdiction to hear any matter relating to compelling arbitration, enforcing the judgment of an arbitral panel or deciding any matter subject to Article XI, section 3, and the parties hereby consent to such jurisdiction. The parties hereby waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of such venue, or any claim that a proceeding has been brought in an inconvenient forum. THE COMPANY AND THE REINSURER HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     5. Amendments and Successors. This Agreement may be amended only by written
        -------------------------
agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Reinsurer.

     6. Entire Agreement. This Agreement, including the Schedules and Appendix
        ----------------
attached hereto, and the Cash Collateral Pledge Agreement constitute the entire agreement between the parties with respect to the reinsurance hereunder. There are no understandings between the parties with respect to the reinsurance hereunder other than as expressed in this Agreement and the Cash Collateral Pledge Agreement.

     7. Assignment. This Agreement may not be assigned by any party without the
        ----------
prior written consent of the other party, and any purported assignment without such consent shall be null and void; PROVIDED, HOWEVER, THAT the Reinsurer shall have the right to assign the rights under this Agreement by way of novation to a reinsurer that is
(i) under common control with the Reinsurer, (ii) subject to a keepwell agreement issued by the Bank in favor of such reinsurer in a form substantially similar to the Keepwell Agreement and (iii) a U.S. taxpayer.

     8. Confidentiality. The Company and the Reinsurer agree that the terms and
        ---------------
conditions of this Agreement are confidential and will not disclose either verbally or by any means, unless written consent to such disclosure has been provided by the other party, any aspect of the contract including a general description of the transaction to any non-affiliated third party except (a) to its attorneys, auditors and regulators on a confidential basis and (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or required or requested by any government or regulatory authority or stock exchange having authority or jurisdiction. The Company and the Reinsurer agree to continue to be bound by the terms of the Confidentiality Agreement dated by and between the parties, which is attached as Schedule E
                                                                 ----------
hereto and incorporated herein by reference. Notwithstanding the foregoing, each party to this Agreement, and each of their employees, representatives and other agents, are hereby expressly authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this presentation and all materials of any kind (including opinions or other tax analyses) that are provided to any such persons relating to such tax treatment and structure. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties to this Agreement regarding the transactions contemplated herein.

     9. Counterparts; Fax Signatures. This Agreement may be executed in
        ----------------------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. The facsimile signature of any of the parties hereto may be relied upon and shall have the same effect as the original signature of such party.

                                 ARTICLE XVII.
                                  EXECUTION
                                  ---------

In witness of the above, this Agreement is executed in duplicate on the dates indicated below.

ATTEST:                               METLIFE INSURANCE COMPANY USA

By:    /s/ Ruth Damian                By:    /s/ Roberto Baron
       -----------------------------         -----------------------------------
Name:  Ruth Damian                    Name:  Roberto Baron
Title: Assistant Vice President       Title: Senior Vice President

Date:  December 2, 2014               Date:  December 2, 2014

ATTEST:                               CATALYST RE LTD.

By:    /s/ Karen Pinnock              By:    /s/ Michael G. Frith
       -----------------------------         -----------------------------------
Name:  Karen Pinnock                  Name:  Michael G. Frith
Title: Legal Secretary                Title: Director

Date: December 5, 2014                Date: December 5, 2014

Schedule A    -    Periodic Settlements Report
Schedule B    -    Reinsurance Accounting Report
Schedule C    -    Reinsurance Agreements
Schedule D    -    Reinsured Contracts
Schedule E    -    Confidentiality Agreement
Schedule F    -    Third Party Reinsurance
Appendix A    -    Formulas, Schedules and Calculations

                                   SCHEDULE A

                          PERIODIC SETTLEMENTS REPORT
                          ---------------------------

                          FROM REINSURER TO COMPANY
                          ---------------------------

                          Accounting Period:
                          ---------------------------

                          Date Report Completed:
                          ---------------------------

A)   Benefit Allowance Balance from prior Accounting Period =

B)   Reinsured Claims paid prior Accounting Period =

C)   One year equivalent LIBOR rate for current Accounting Period =

D)   Actual days in current Accounting Period

E)   Benefit Allowance Increase Amount for current Accounting Period =

F)   Benefit Allowance Balance for current Accounting Period
     ((A-B)*(1+C*(D/360)) + E) =

     1.   Reinsurance Premiums =

     2.   Reinsured Claims =

     3.   Net Amount Due (1 - 2) =

G)   One year LIBOR Rate for next Accounting Period =

                                   SCHEDULE B

                         REINSURANCE ACCOUNTING REPORT
                         -----------------------------

                           FROM COMPANY TO REINSURER
                           -------------------------

                           Accounting Period: _________

                           Date Report Completed: _________

Reinsured Risks Paid During the Prior Accounting Period:

                                          Account   Death Benefit
                                Annual     Value     in excess of
                Date-           Step-up    Less     Account Value    Amount of
                 of-   Date of   Death   Surrender  Less Surrender  Third Party  Reinsured
Name       SSN  Death   Issue   Benefit   Charge        Charge      Reinsurance    Risk

Aggregate
Totals

                                   SCHEDULE C

                             REINSURANCE AGREEMENTS
                             ----------------------

     1) Automatic Reinsurance Agreement Between Metropolitan Life Insurance Company and MetLife Insurance Company USA (as successor to Exeter Reassurance Company, Ltd.)

          Agreement No. 17258
          Effective December 1, 2004

     2) Automatic Reinsurance Agreement Between New England Life Insurance Company and MetLife Insurance Company USA (as successor to Exeter Reassurance Company, Ltd.)

          Agreement No. 15890
          Effective June 26, 2001

     3) Automatic Reinsurance Agreement Between First MetLife Investors Insurance Company and MetLife Insurance Company USA (as successor to Exeter Reassurance Company, Ltd.).

          Agreement No. 17259
          Effective December 1, 2004

                                   SCHEDULE D
                                   ----------

                              REINSURED CONTRACTS
                              -------------------

Individual variable annuity contracts either (i) issued by the Company (or any predecessor of the Company) or (ii) issued by MetLife and reinsured by the Company, and, in either case, in-force as of the Coverage Effective Date having the following plan codes and issue dates:

         PLAN CODE SUMMARY FOR DB ANNUAL RATCHET INFORCE AS OF 9-30-05
         -------------------------------------------------------------

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
225010   001  MLFS     B-SHARE    3,812  222,071,970   12-Dec-01   16-Jun-04      135      160
225020   001  MLFS     C-SHARE      201   16,186,553   07-Feb-02   01-Aug-03      175      200
225030   001  MLFS     L-SHARE      101    9,770,953   01-Mar-02   30-Sep-03      160      185
225050   001  MLFS     BONUS        696   73,408,272   18-Dec-01   06-Aug-03      180      205
225080   001  MLFS     BONUS        885   71,424,601   05-May-03   23-May-05      190      215
225090   001  MLFS     BONUS        904   72,684,753   04-May-04   30-Sep-05      190      215
2250A0   001  MLFS     B-SHARE    4,960  291,912,076   07-May-04   30-Sep-05      145      170
2250A1   001  MLFS     B-SHARE      106    7,523,680   07-Jul-04   28-Sep-05      145      170
2250B0   001  MLFS     B-SHARE    3,995  198,995,837   05-May-03   12-Sep-05      145      170
2250B1   001  MLFS     B-SHARE        2       92,174   18-May-04   22-Jun-04      145      145
2250C0   001  MLFS     C-SHARE       47    2,996,395   09-Jun-03   22-Jun-04      185      210
2250D0   001  MLFS     C-SHARE       39    4,256,607   17-May-04   14-Sep-05      185      210
2250E0   001  MLFS     L-SHARE       41    3,463,899   08-Jun-04   02-Sep-05      170      195
2250L0   001  MLFS     L-SHARE       90    9,275,994   12-May-03   08-Jul-04      170      195
BN2201   004  MLI-USA  BONUS      4,268  477,096,385   17-Apr-01   15-Oct-03      165      190
BN2203   004  MLI-USA  BONUS      6,262  639,118,674   02-May-03   30-Sep-05      175      200
BN22M3   004  MLI-USA  BONUS      1,645  246,287,600  02-May -03   30-Sep-05      175      200
BN22ML   004  MLI-USA  BONUS        432   72,543,297   02-Jul-02   23-Dec-03      165      190
CS5201   004  MLI-USA  C-SHARE      163   20,312,940   24-Oct-01   02-Jul-03      185      210
CS5203   004  MLI-USA  C-SHARE      597   68,169,730   09-May-03   30-Sep-05      195      220
CS52M3   004  MLI-USA  C-SHARE      414   53,553,925   05-May-03   29-Sep-05      195      220
CS52ML   004  MLI-USA  C-SHARE      248   34,357,894   22-Mar-02   01-May-03      185      210
LS4201   004  MLI-USA  L-SHARE    1,149  118,360,098   30-May-01   25-Aug-03      170      195
LS4203   004  MLI-USA  L-SHARE    2,948  328,387,591   06-May-03   30-Sep-05      180      205

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
LS4204   004  MLI-USA  L-SHARE    1,257  120,052,389   26-Nov-04   30-Sep-05      180      205
LS420R   004  MLI-USA  L-SHARE        1       24,554   16-Apr-03   16-Apr-03      170      170
LS42M3   004  MLI-USA  L-SHARE    1,909  239,746,854   02-May-03   30-Sep-05      180      205
LS42ML   004  MLI-USA  L-SHARE      627   78,546,770   08-Mar-02   14-Jul-03      170      195
ST1201   004  MLI-USA  B-SHARE    2,655  234,944,133   17-Apr-01   28-Oct-03      140      165
ST1203   004  MLI-USA  B-SHARE    6,576  472,719,536   06-May-03   29-Sep-05      150      175
ST120X   004  MLI-USA  B-SHARE       26    2,600,663   19-Mar-02   23-Apr-03      140      165
ST12M3   004  MLI-USA  B-SHARE    1,358  150,097,118   02-May-03   30-Sep-05      150      175
ST12ML   004  MLI-USA  B-SHARE      314   33,781,879   25-Jun-02   07-Jul-03      140      165
ST12R3   004  MLI-USA  B-SHARE       13      481,403   04-Aug-03   24-Jan-05      150      175
ST12X3   004  MLI-USA  B-SHARE       79    5,064,308   07-Aug-03   07-Sep-05      150      175
ST13MR   004  MLI-USA  B-SHARE        1      180,937   23-Jun-04   23-Jun-04      175      175
125010   005  NEF      B-SHARE    2,602  188,824,635   16-Ju1-01   29-Oct-03      135      160
125011   005  NEF      B-SHARE       75    5,233,235   24-Sep-02   06-Jun-03      135      160
125020   005  NEF      C-SHARE       75    6,349,815   31-Aug-01   08-Ju1-03      170      195
125030   005  NEF      L-SHARE       31    3,016,001   13-Jul-01   27-May-03      160      160
125040   005  NEF      P-SHARE    2,512  209,561,930   09-Jul-01   04-Nov-03      125      150
125050   005  NEF      BONUS        883   92,335,576   18-Jul-01   27-Fcb-04      170      195
125080   005  NEF      BONUS        451   48,592,416   12-May-03   29-Sep-04      180      205
125090   005  NEF      BONUS        220   20,744,016   13-May-04   30-Sep-05      180      205
1250A0   005  NEF      B-SHARE    1,417   98,965,432   10-May-04   30-Sep-05      145      170
1250A1   005  NEF      B-SHARE       22    1,267,510   17-May-04   15-Jun-05      145      170
1250B0   005  NEF      B-SHARE    1,369   92,497,239   09-May-03   04-Aug-04      145      170
1250B1   005  NEF      B-SHARE       44    3,243,221   28-May-03   08-Apr-04      145      170
1250C0   005  NEF      C-SHARE       42    5,295,175   22-May-03   01-Sep-04      180      205
1250D0   005  NEF      C-SHARE       36    4,869,987   01-Jun-04   20-Sep-05      180      205
1250E0   005  NEF      L-SHARE       22    2,931,734   01-Jun-04   25-Aug-05      170      195
1250F0   005  NEF      P-SHARE      991   73,065,376   07-May-04   30-Sep-05      135      160
1250F1   005  NEF      P-SHARE       17    1,368,585   16-Jun-04   15-Jul-05      135      135
1250L0   005  NEF      L-SHARE       18    1,740,967   17-Jun-03   02-Jun-04      170      170
1250P0   005  NEF      P-SHARE    1,430   97,488,452   12-May-03   01-Apr-05      135      160
1250P1   005  NEF      P-SHARE        6      901,164   10-Oct-03   04-Jun-04      135      135
125110   005  NEF      B-SHARE        2      164,931   14-Aug-02   29-Aug-02      135      135
125140   005  NEF      P-SHARE       13      769,023   03-Dec-01   25-Mar-03      125      150
125150   005  NEF      BONUS          2      172,454   19-Feb-03   29-Apr-03      170      170
125180   005  NEF      BONUS          3      322,428   20-Oct-03   14-May-04      180      205

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
1251A0   005  NEF      B-SHARE        3      118,225   24-Sep-04   24-May-05      145      145
1251B0   005  NEF      B-SHARE        2       39,241   04-Sep-03   08-Mar-04      145      145
1251F0   005  NEF      P-SHARE        3      437,119   09-Jun-04   26-Aug-04      135      135
1251P0   005  NEF      P-SHARE        4       61,954   24-Oct-03   25-Feb-04      135      160
BN2101   007  MLI-MO   BONUS      2,461  322,888,891   27-Jun-01   30-Sep-03      165      190
BN2103   007  MLI-MO   BONUS      2,200  270,929,941   05-May-03   29-Sep-05      175      200
CS5101   007  MLI-MO   C-SHARE      559   64,692,910   16-Nov-01   15-Sep-03      185      210
CS5103   007  MLI-MO   C-SHARE      347   36,612,535   14-May-03   23-Sep-05      195      220
FL3ED3   007  MLI-MO   A-SHARE      779   72,126,267   02-May-03   22-Jun-04       85      110
FL3ED4   007  MLI-MO   A-SHARE      981   92,469,701   06-May-04   29-Sep-05       95      120
FL3EDB   007  MLI-MO   A-SHARE      488   42,327,987   01-May-02   23-Jun-03       85      110
FL3EDJ   007  MLI-MO   A-SHARE      881   71,630,210   16-May-01   23-Aug-02       85      110
FL3ER3   007  MLI-MO   A-SHARE        8      208,934   26-Aug-03   26-Apr-04       85      110
FL3ER4   007  MLI-MO   A-SHARE        1      157,805   25-May-04   25-May-04       95       95
LS4101   007  MLI-MO   L-SHARE    2,704  240,125,832   26-Sep-01   05-Sep-03      170      195
LS4103   007  MLI-MO   L-SHARE    2,742  272,654,339   06-May-03   13-Sep-05      180      205
LS4104   007  MLI-MO   L-SHARE    1,012  100,099,678   23-Nov-04   30-Sep-05      180      205
LS410R   007  MLI-MO   L-SHARE        1       99,076   20-Mar-03   20-Mar-03      170      170
ST1101   007  MLI-MO   B-SHARE    1,198  111,595,643   31-Aug-01   04-Nov-03      140      165
ST1103   007  MLI-MO   B-SHARE    1,508  142,563,668   02-May-03   30-Sep-05      150      175
5T110R   007  MLI-MO   B-SHARE        7      446,262   29-Jul-02   07-Oct-02      140      165
ST110X   007  MLI-MO   B-SHARE        8    1,028,340   25-Nov-02   01-May-03      140      140
ST11X3   007  MLI-MO   B-SHARE       23    1,681,466   19-Aug-03   21-Jul-05      150      175
ST1AG3   007  MLI-MO   B-SHARE        3      204,885   12-Sep-03   09-Feb-04      140      140
ST1AGB   007  MLI-MO   B-SHARE        3      256,498   04-Feb-03   25-Feb-03      140      140
ST1AGR   007  MLI-MO   B-SHARE        3      248,426   18-Mar-03   27-Mar-03      140      140
ST1AR3   007  MLI-MO   B-SHARE        1       88,660   08-Apr-04   08-Apr-04      165      165
ST1ED3   007  MLI-MO   B-SHARE      562   30,629,221   02-May-03   19-Jul-04      140      165

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
ST1ED4   007  MLI-MO   B-SHARE      414   21,671,184   05-May-04   27-Sep-05      150      175
ST1EDB   007  MLI-MO   B-SHARE      754   44,437,413   01-May-02   28-May-03      140      165
ST1EDJ   007  MLI-MO   B-SHARE    3,012  171,074,959   09-Apr-01   09-Sep-02      140      165
ST1EDX   007  MLI-MO   B-SHARE        9      266,309   05-Jul-01   02-May-02      140      165
ST1ER3   007  MLI-MO   B-SHARE        4      128,749   29-Jul-03   06-Apr-04      140      140
ST1EX3   007  MLI-MO   B-SHARE        3       42,683   24-Mar-04   25-May-04      140      140
ST1EX4   007  MLI-MO   B-SHARE        2       30,174   29-Jun-04   27-Aug-04      150      175
ST1EXB   007  MLI-MO   B-SHARE        6      474,602   09-May-02   21-Feb-03      140      165
ST1NA3   007  MLI-MO   B-SHARE    2,987  271,153,428   06-May-03   03-Sep-04      140      165
ST1NA4   007  MLI-MO   B-SHARE      960   82,387,705   07-May-04   30-Sep-05      150      175
ST1NAB   007  MLI-MO   B-SHARE    3,715  360,593,131   03-May-02   13-Aug-03      140      165
ST1NAV   007  MLI-MO   B-SHARE    2,510  243,033,559   20-Apr-01   30-Jul-02      140      165
BN2101   008  MLI-CA   BONUS        224   32,739,143   29-Aug-01   28-May-03      165      190
BN2103   008  MLI-CA   BONUS        197   27,107,999   16-May-03   20-Sep-05      175      200
CS5101   008  MLI-CA   C-SHARE       57    8,409,741   15-Jan-02   11-Apr-03      185      210
CS5103   008  MLI-CA   C-SHARE       49    6,579,870   08-May-03   16-Sep-05      195      195
FL3ED3   008  MLI-CA   A-SHARE       73   11,011,994   08-May-03   02-Jun-04       85      110
FL3ED4   008  MLI CA   A-SHARE       80    6,326,524   10-May-04   27-Sep-05       95      120
FL3EDB   008  MLI-CA   A-SHARE       38    3,619,034   01-May-02   23-May-03       85      110
FL3EDJ   008  MLI-CA   A-SHARE       70    6,645,664   30-May-01   14-May-02       85      110
LS4101   008  MLI-CA   L-SHARE      308   32,899,034   26-Sep-01   l8-Jun-03      170      195
LS4103   008  MLI-CA   L-SHARE      269   33,302,542   05-May-03   31-Dec-04      180      205
LS4104   008  MLI-CA   L-SHARE      102   10,428,488   30-Nov-04   27-Sep-05      180      205
ST1101   008  MLI-CA   B-SHARE      158   14,043,564   10-Dec-01   22-May-03      140      165
ST1103   008  MLI-CA   B-SHARE      141   12,505,040   08-May-03   20-Sep-05      150      175
ST11X3   008  MLI-CA   B-SHARE        3      171,400   21-Sep-04   29-Sep-05      150      150
ST1AGR   008  MLI-CA   B-SHARE        1       20,449   09-Sep-02   09-Sep-02      140      140

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
ST1AR3   008  MLI-CA   B-SHARE        2       50,632   18-Feb-04   01-Mar-04      140      140
ST1ED3   008  MLI-CA   B-SHARE       30    1,278,699   08-May-03   10-May-04      140      165
ST1ED4   008  MLI-CA   B-SHARE       17    1,074,354   25-May-04   02-May-05      150      175
ST1EDB   008  MLI-CA   B-SHARE       61    3,987,478   02-May-02   07-May-03      140      165
ST1EDJ   008  MLI-CA   B-SHARE      215   11,099,558   09-Apr-01   29-May-02      140      165
ST1EXB   008  MLI-CA   B-SHARE        1      151,272   12-Jul-02   12-Jul-02      140      140
ST1NA3   008  MLI-CA   B-SHARE      262   24,475,281   05-May-03   27-May-04      140      165
ST1NA4   008  MLI-CA   B-SHARE      110   12,315,246   18-May-04   27-Sep-05      150      175
ST1NAB   008  MLI-CA   B-SHARE      288   30,843,616   09-May-02   10-Jun-03      140      165
ST1NAV   008  MLI-CA   B-SHARE      186   18,689,812   29-May-01   30-Jul-02      140      165
BN2101   009  FMLI-NY  BONUS         41    6,989,491   25-Nov-02   01-Aug-03      165      165
BN2103   009  FMLI-NY  BONUS      1,119  131,610,802   13-May-03   30-Sep-05      175      175
BN21M3   009  FMLI-NY  BONUS        868  127,492,783   03-Jun-03   28-Sep-05      155      175
BN21ML   009  FMLI-NY  BONUS         10    2,772,211   07-Feb-03   23-Dec-03      165      165
CS5103   009  FMLI-NY  C-SHARE       68    7,526,918   31-Jul-03   27-Sep-05      195      195
CS51M3   009  FMLI-NY  C-SHARE       54    5,711,581   02-Jul-03   28-Sep-05      195      195
CS51ML   009  FMLI-NY  C-SHARE        1       25,259   26-Mar-03   26-Mar-03      185      185
FL3ED4   009  FMLI-NY  A-SHARE        3      304,555   14-Mar-05   27-Sep-05       95       95
FL3EDB   009  FMLI-NY  A-SHARE        1      197,741   10-Mar-03   10-Mar-03       85       85
LS4101   009  FMLI-NY  L-SHARE      121    7,709,015   27-Nov-02   02-Jul-03      170      170
LS4103   009  FMLI-NY  L-SHARE      382   42,069,767   10-Jun-03   08-Mar-05      180      180
LS4104   009  FMLI-NY  L-SHARE      196   20,134,229   23-Nov-04   29-Sep-05      180      180
LS41M3   009  FMLI-NY  L-SHARE      328   41,004,154   25-Aug-03   30-Sep-05      180      180
LS41ML   009  FMLI-NY  L-SHARE      107    9,726,171   27-Nov-02   21-May-03      170      170
ST1101   009  FMLI-NY  B-SHARE       11      792,797   30-Dec-02   21-Jul-03      140      140
ST1103   009  FMLI-NY  B-SHARE      477   35,798,697   11-Jun-03   29-Sep-05      150      150
ST11M3   009  FMLI-NY  B-SHARE      181   16,796,609   23-May-03   30-Aug-05      150      150

        COMP                                 SUM         MIN         MAX        MIN      MAX
PLAN-   ANY-   COMP                       ACCOUNT-    EFFECTIVE-  EFFECTIVE-    MME-     MME-
CODE    CODE    ANY    SHR-CLASS  COUNT     VALUE        DATE        DATE     CHARGES  CHARGES
------  ----  -------  ---------  -----  -----------  ----------  ----------  -------  -------
ST11R3   009  FMLI-NY  B-SHARE        1        7,855   27-Sep-04   27-Sep-04      150      150
ST1ED3   009  FMLI-NY  B-SHARE        2      157,461   25-Jun-03   14-Aug-03      140      140
ST1ED4   009  FMLI-NY  B-SHARE        1      112,900   02-Jun-04   02-Jun-04      150      150
ST1NA3   009  FMLI-NY  B-SHARE       40    5,297,275   16-May-03   04-May-04      140      140
ST1NA4   009  FMLI-NY  B-SHARE       54    3,700,206   22-Jun-04   29-Sep-05      150      150
ST1NAB   009  FMLI-NY  B-SHARE        3      124,274   04-Feb-03   20-Feb-03      140      140

                                   SCHEDULE E

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

                                   SCHEDULE F

                            THIRD PARTY REINSURANCE
                            -----------------------

     The Company (as successor to Exeter) has previously ceded or retroceded, as the case may be, a portion of the GMBD risk assumed from MetLife Investors, MetLife Investors USA, MetLife Investors of California, and New England Life Insurance Company to AXA Corporate Solutions Life Reinsurance Company ("AXA"). The Agreement with AXA covers a 25% quota share of the GMBD risk on business written by the 4 companies from April 1, 2001 through June 30, 2004.

                                   APPENDIX A
                                   ----------

PROXY TOTAL           For each Accounting Period T (where T = 1 to 15) during
ACCOUNT VALUE         the Premium Payment Period, the Proxy Total Account Value
                      will equal:

                           $7,591,263,000 * (Alpha0t + Alpha1t XtBeta1t),

                      where Alpha\\0t\\, Alpha\\1t\\, and Beta\\1t\\ are constants fixed and specified in SCHEDULE 1, and

                                          1   12t
                                    Xt = ---  SIGMA Sn/So,
                                          12 n=(t-1)12+1


                      where S\\N\\ is the value of the S&P 500 index (Bloomberg Ticker "SPX") on the last business day of sequential calendar month N (where N = 0 to 180), where S\\0\\ is its value on 09/30/2005, S\\1\\ is its value on 10/31/2005, S\\2\\ is its value on 11/30/2005, etc.

BENEFIT ALLOWANCE     The Benefit Allowance C\\T\\ as of the end of each
                      Accounting Period T is defined by the formula:

                           Ct = Ct + (Ct-1 - ACPt-1)(1 + rt dayst / 360),

                      where C\\0\\ =0 and C\\T\\ is the Benefit Allowance Increase Amount for Accounting Period T (defined below), and

                              ACPt = Min(Ct, ACt),

                      is the total of Reinsured Claims paid with respect to such Accounting Period T, with AC\\T\\ being the total of reported Reinsured Risks occurring during Accounting Period T, R\\T\\ a rate equivalent to one-year LIBOR set at the beginning of Accounting Period T, and DAYS\\T\\ the number of actual calendar days in Accounting Period T.

BENEFIT ALLOWANCE
INCREASE AMOUNT       For Accounting Period T, within the Premium Payment
                      Period, the Benefit Allowance Increase Amount will be determined by the formula:

                      Ct = $7,591,263 x (a0t + a1t (Max[0,a2t ytb2t - xt])b1t

                      where A\\1T\\, and B\\1t\\ are constants fixed and specified in SCHEDULE 2, x\\T\\ is as defined under Proxy Total Account Value, and where

                                         1          12t
                               yt = -----------    SIGMA Max[So,...,Sn]/So
                                    Min[24,12t] n=Max[1,12(t-2)+1]


                      After the Premium Payment Period, the Benefit Allowance Increase Amount will be zero.

SCHEDULE 1
----------

             ACCOUNTING PERIOD
          ------------------------
T          First Day    Last Day     A\\0\\     A\\1\\   B\\1\\
--------- -----------  -----------  ---------  --------  -------
1          10/01/2005   09/30/2006   -0.0091    1.0184    0.6556
2          10/01/2006   09/30/2007    0.0393    0.8869    0.6937
3          10/01/2007   09/30/2008    0.0538    0.7866    0.7138
4          10/01/2008   09/30/2009    0.0531    0.7001    0.7205
5          10/01/2009   09/30/2010    0.0305    0.6307    0.7051
6          10/01/2010   09/30/2011    0.0359    0.5219    0.7213
7          10/01/2011   09/30/2012    0.0416    0.4088    0.7431
8          10/01/2012   09/30/2013    0.0104    0.3414    0.7135
9          10/01/2013   09/30/2014    0.0002    0.2745    0.7048
10         10/01/2014   09/30/2015    0.0081    0.2075    0.7379
11         10/01/2015   09/30/2016    0.0019    0.1726    0.7336
12         10/01/2016   09/30/2017   -0.0029    0.1448    0.7312
13         10/01/2017   09/30/2018   -0.0043    0.1178    0.7413
14         10/01/2018   09/30/2019   -0.0073    0.0966    0.7442
15         10/01/2019   09/30/2020   -0.0102    0.0788    0.7447

SCHEDULE 2
----------

         Accounting Period
      -----------------------
T     First Day     Last Day  a\\0\\   a\\1\\   a\\2\\   b\\1\\   b\\2\\
----- ----------- ----------- -------  -------  -------  -------  -------
1      10/01/2005  09/30/2006  0.0000   9.2769   1.0433   1.9145   0.8656
2      10/01/2006  09/30/2007  0.0353   5.4112   1.0692   1.6938   0.9414
3      10/01/2007  09/30/2008  0.0467   4.7347   1.0599   1.5408   0.9076
4      10/01/2008  09/30/2009  0.0549   4.3721   1.0676   1.5414   0.8967
5      10/01/2009  09/30/2010  0.0644   3.8701   1.0519   1.4139   0.9105
6      10/01/2010  09/30/2011  0.0703   3.3183   1.0298   1.2844   0.9324
7      10/01/2011  09/30/2012  0.0694   2.7801   1.0274   1.2335   0.9408
8      10/01/2012  09/30/2013  0.0657   2.3735   1.0343   1.2331   0.9292
9      10/01/2013  09/30/2014  0.0589   1.9570   1.0300   1.2078   0.9438
10     10/01/2014  09/30/2015  0.0609   1.7453   1.0099   1.1583   0.9512
11     10/01/2015  09/30/2016  0.0681   1.5341   1.0105   1.1640   0.9497
12     10/01/2016  09/30/2017  0.0597   1.3176   0.9825   1.0355   0.9820
13     10/01/2017  09/30/2018  0.0548   1.1568   1.0195   1.0906   0.9526
14     10/01/2018  09/30/2019  0.0559   1.0485   1.0004   1.0363   0.9595
15     10/01/2019  09/30/2020  0.0544   0.8731   1.0245   1.0574   0.9465